SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 9, 2005

Commission File Number 1-09623

IVAX CORPORATION

Florida	16-1003559
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4400 Biscayne Boulevard, Miami, Florida	33137
(Address of principal executive offices)	(Zip Code)

(305) 575-6000

(Registrant’s telephone number, including area code)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

The compensation of our executive officers, including our Chief Executive Officer, is determined by the Compensation and Stock Option Committee of our Board, which is composed of three independent non-employee directors. The Committee seeks to ensure that our compensation policies are designed and implemented to promote the goal of enhancing long-term shareholder value. The Committee recognizes that the key to achieving this goal is to attract, retain and motivate qualified and experienced executive officers. The Committee therefore favors forms of compensation that will take maximum advantage of our strengths and will enable those who succeed in building shareholder value to share in the value that they have helped to create. Our compensation program currently consists of the following three components: 1) a base salary, 2) incentive bonus awards and 3) nonqualified stock options. Thus compensation for our executive officers involves a portion of pay that depends upon incentive payments, which are tied to individual performance objectives and Company and/or business unit performance, and stock options, which directly relate a significant portion of long-term compensation to stock price appreciation realized by our shareholders. The Committee has engaged ORC Worldwide™, a management consulting firm specializing in human resources and compensation issues to advise the Committee in its compensation determinations and best practices. The consultants concurred with the Committee that the total compensation paid to each of our “Top 5” executive officers was within acceptable ranges when compared to peer companies.

Base Salary

Executive officer base salaries are based on level of position within our Company and individual contribution, with references to base salary levels of United States based executives at peer companies in the industry. The Committee also assesses a number of other pertinent factors in fixing the salary of the executive officers. Those factors include: the responsibility of the individual’s position, the individual’s performance, the Company’s overall financial performance, certain non-financial indicators of corporate performance and the business climate. In the case of executive officers with responsibility for a particular business unit, the Committee also considers that unit’s financial results. Non-financial indicators may include, among other things, strategic developments for which an executive officer has responsibility (such as acquisitions or product approvals or developments) and managerial performance. The consultants prepared a “Top 5” executive officers analysis for the Committee which included; industry direct competitors, a compensation benchmarking report defining the competitive market and typical total cash and total direct compensation. For executive officers other than the Chief Executive Officer, the Committee also considers the salary recommendations of the Chief Executive Officer. Base salary increases of 5% or less were granted to each of our “Top 5” executive officers in part to reward their contributions to our financial results for 2004 as set forth below.

Bonus Awards [Short Term Incentives]

We expect to announce net revenues and gross profit for 2004 which will be the highest in IVAX’ 18-year history. Nevertheless, we decided not to award our three most highly compensated executive officers with cash bonuses for services provided during 2004. We awarded cash bonuses to the other two of our five most highly compensated officers, the heads of our two largest operating subsidiaries, in part to reward their contributions to our financial results for 2004, as set forth in the table below.

Stock Options [Long Term Incentives]

Stock options are granted at the prevailing market price on the date of grant, and will only have value if the value of our common stock increases. Grants of stock options to executive officers (other than the Chief Executive Officer) are generally made by the Committee upon the recommendation of the Chief Executive Officer based on the level of an executive’s position with us, an evaluation of the executive’s past and expected performance, the number of outstanding and previously granted options, past compliance with our guidelines, the Company’s performance and discussions with the executive. The Committee recommends the amounts of stock option to be granted to our Chief Executive Officer to our Board for approval.

Stock options were granted to our executive officers in February 2005, in part to reward their contributions to our financial results for 2004, as set forth in the table below. The stock options were granted pursuant to IVAX’ 2004 Incentive Compensation Plan and the terms of a Nonqualified Stock Option Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference. A copy of the Plan was previously filed as Appendix II to IVAX’ Revised Definitive Proxy Statement on Schedule 14 filed with commission on May 26, 2004, as amended by IVAX’ Additional Definitive Proxy Soliciting materials filed with the Commission on June 26, 2004 and incorporated herein by reference. In determining the grants to our executive officers, the Committee considered that increases to base salary were modest and, for our top three executive officers, no bonuses were awarded for 2004 notwithstanding the Company’s financial performance. The options granted in February were granted with an exercise price equal to the closing price of our common stock on the American Stock Exchange on the date of grant, are immediately exercisable and have a term of five years (as compared to our customary 7-10 year term). The Committee’s decision to make the options immediately exercisable was in response to the issuance by the FASB of SFAS No. 123 (revised 2004), Share Based Payment. By virtue of the immediate exercisability of these options, the Company believes it will not be required to recognize any compensation expense associated with these options in the current year or in future periods. However, there can be no assurance that the recognition of compensation expense will be avoided with respect to these options. ORC worked with the Committee to determine fair and competitive grants and that total compensation for these executives, including the stock option awards, was within acceptable ranges when compared to our peer companies.

Name	Base Salary Increase($)	2005 Base Salary($)	Bonus($)	Shares Underlying Options Granted (#)	Exercise Price ($)	Expiration Date
Phillip Frost, M.D.	45,000	945,000	0	600,000	15.93	2/22/2010
Neil Flanzraich	37,750	792,750	0	380,000	15.93	2/22/2010
Jane Hsiao, Ph.D.	37,750	792,750	0	380,000	15.93	2/22/2010
Rafick G. Henein, Ph.D.	35,025	735,525	$400,000	50,000	15.93	2/22/2010
Frank C. Condella, Jr.	18,000	468,000	$75,000	25,000	15.93	2/22/2010

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IVAX Corporation

Date: March 11, 2005	By:	/s/Thomas E. Beier
Thomas E. Beier
Senior Vice President-Finance
Chief Financial Officer